EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form F-3 of our report dated February 5, 1999 relating to the financial statements which appear in Optimal Robotics Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.



/s/ PricewaterhouseCoopers LLP



Montreal, Quebec, Canada



January 21, 2000